TECHNOLOGY LICENSE
                    AND
            DISTRIBUTION AGREEMENT


    This Technology License and Distribution
Agreement (the "Agreement") is entered into this 19th day of July, 1996 (the "Effective
Date") between Sun Microsystems, Inc, acting by and through its JavaSoft business unit
("Sun") with its principal place of business at 2550 Garcia Avenue, Mountain View,
California 94043 and Jyra Research, Inc., a US corporation with its principal place of business at 41 Thurlow Square, Kensington,
London 5W7, UK ("Licensee").


                 RECITALS


    WHEREAS Sun wishes to license its eJavaOS technology, while maintaining compatibility among JAVA language-based products; and

    WHEREAS Sun wishes to protect and promote certain trademarks used in connection with its eJavaOS and JAVA technologies; and

    WHEREAS Licensee wishes to develop and
distribute products based upon Sun's eJavaOS technology;

    NOW THEREFORE, Sun and Licensee enter into this Technology Licensing and Distribution
Agreement on the following terms.


 1.0DEFINITIONS

     1.1"Core Classes "means the classes
listed in Exhibit A.I.b.

     1.2'Derivative ~work(s)" means: (i) for
material subject to copyright or mask work right protection, any work which is based upon one or more pre-existing works of the Technology, such as a revision, modification, translation, abridgement, condensation, expansion, collection, compilation or any other form in which such pre-existing works may be recast, transformed or adapted, (ii) for patentable or patented materials, any adaptation, subset, addition, improvement or combination of the Technology, and (iii) for material subject to trade secret protection, any new material, information or data relating to and derived from the Technology, including new material which may be protectable by copyright, patent or other proprietary rights, and, with respect to each of the above, the preparation, use and/or distribution of which, in the absence of this Agreement or other authorization from the owner, would constitute infringement under applicable law.

     1.3"Documentation" means the
documentation which Sun provides for use with the Technology, as more particularly identified in Exhibit A.ll.

     1.4"eJavaOS Environment' means the
combination of the JavaOS Runtime Interpreter, Core Classes and Net Classes.

     1.5"Embedded Application Programming
lnterface"or "EAPI" means the public
application programming interface to the
Technology as identified in Exhibit A, the bytecode specification in the Documentation entitled "Java Virtual Machine Specification" and by the Java language specification in the Documentation entitled "Java Language
Specification" and as modified by Sun during the term of this Agreement, including all public class libraries and interfaces.

     1.8"Field of Use" means the relevant
market segments and/or product areas
identified in Exhibit B.

     1.7"Java OS Runtime Interpreter" means
the program which implements the Java Virtual
Machine, as specified in the Java Virtual
Machine Specification, without the need for a desktop-style operating system, i.e., directly on bare silicon. The JavaOS Runtime Interpreter is formed of the Shared Part and the Platform-
Dependent Part.

     1.8"Licensee Open Classes" means
additional Java classes developed by Licensee which represent extensions to the EAPI, and which are made available to third parties in either source or binary form to use in the development of additional software which outputs Java bytecodes and/or runs on a Java compatible Runtime Interpreter.

     1.9"Net Classes" means the classes listed in Exhibit A.l.c.

    1.10
    "Platform Dependent Part" means those
Source Code files and corresponding binary code of the eJavaOS Environment which are not in a "share" directory or subdirectory thereof.

    1.11
    "Product(s) "means a Licensee product into which the Technology is integrated in whole or in part. A "Product" must: (i) have a principal purpose which is substantially different from that of the stand-alone eJavaOS
Environment; (ii) represent a significant functional and value enhancement to the eJavaOS Environment; (iii) operate in conjunction with the eJavaOS Environment; and
(iv) not be marketed as a technology which replaces or substitutes for the eJavaOS
Environment, A current list of Product(s) is specified in Exhibit B, which may be amended by Licensee to add Product(s) from time to time.

    1.12
    "Shared Pad"means those those Source Code files and corresponding binary code of the eJavaOS Environment which are in any "share" directory or subdirectory thereof.

    1.13
    "Source Code"means the human readable
version, in whole or in part, of the
Technology whether supplied by Sun or any other entity, and any corresponding comments and annotations.

    1.14
    "Technology" means the JavaOS Runtime
Interpreter, Core Classes and Net Classes, and
Updates thereto to the extent that Licensee is entitled to receive them hereunder.

    1.15
    "Trademarks" means all names, logos,
designs, characters, and other designations or brands used by Sun in connection with the Technology.

    1.16
    "Updates" means bug fixes, modifications, variations, enhancements, to the extent included in a patch or dot release of the Technology which Sun generally licenses as part of the Technology.


2.0 LICENSE GRANTS

     2.1Source Code License.
    a.  Subject to the terms and conditions
    contained in this Agreement and subject to Licensee's payments specified in Exhibit C, Sun hereby grants to Licensee, under and to the extent of Sun's Intellectual Property
    Rights and solely for the Field(s) of Use specified in Exhibit B, a perpetual, worldwide, non-exclusive, non-transferable license, without the right to sublicense
    (except as specified in Section 2.lb(iii)), to: (i) use the Source Code for internal development and porting purposes, (ii) modify the Source Code to create Derivative
    Works (provided that Licensee shall be
    limited solely to creating Derivative Works that constitute Product(s), Licensee Open
    Classes, and Licensee-implemented
    modifications to the Platform Dependent
    Part ("Permitted Derivative Works")), and
    (iii) compile the Source Code and Permitted
    Derivative Works thereof.

    Licensee shall have no right to modify or subset the EAPI or to modify' the functional behavior of the JavaOS Runtime
    Interpreter. Licensee may use the Source
    Code of the Shared Part of the eJavaOS
    Environment to  develop  Product(s),
    Licensee  Open  Classes,  and Licensee-
    implemented modifications to the Platform
    Dependent Part, but if it uses such Source
    Code, it must use all of it without
    modification.

    Except as specified in Section 2.1 b(iii), Licensee shall have no right to distribute the Source Code of the Technology or of Derivative Works.

     b.Porting.
           (i)Licensee may port the Platform
         Dependent Part to platforms other than
         those specified in Exhibit C.

           (ii)Sun will work with Licensee to
         identify any changes which are necessary to the Shared Part of the eJavaOS
         Environment to allow porting it to other platforms, and Sun will use reasonable efforts to make changes necessary to the code for the Shared Part.

          (iii) Licensee may sublicense and deliver a copy of the Source Code of the Technology to third parties (i) only in association with the delivery and sublicensing of Licensee Products, (ii) solely for the purpose of enabling such third party to port or localize Products for Licensee, and (iii) only with Sun's prior written approval. Any such sublicense shall be made subject to terms and conditions relating to ownership, use, compatibility, and confidentiality of the
         Technology substantially similar to those contained herein.

     c.Bug Fixes. Licensee will inform Sun
    promptly, and no later than it informs any third party, of any bugs identified in the Technology, and to the extent that Licensee elects to correct such bugs, Licensee will make the Source Code of such bug fixes promptly available to Sun free. of all restrictions as they are implemented.

     2.2 Binary Code License.
     a.Sun hereby grants Licensee, under and to the extent of Sun's Intellectual Property
    Rights, a non-exclusive, worldwide, fully paid up license to make, use and reproduce an unlimited number of copies of the Technology in binary form, for Licensee's internal use during the term of this Agreement.

     b.Worldwide Distribution. Sun hereby grants
    Licensee a worldwide, nonexclusive license to distribute the Product(s), solely in binary form. Licensee may use such distribution channels as Licensee deems appropriate, including distributors, resellers, dealers and sales representatives (collectively,
    "Distributors"), provided however, that such
    Distributors shall not modify the Technology, and shall be obligated to abide by the relevant terms in this Agreement governing use, distribution, compatibility, and confidentiality.

     2.3 Documentation.
    a. Sun hereby grants to Licensee, under and to the extent of Sun's Intellectual Property
    Rights, a non-exclusive, non-transferable license to: (i) use the Documentation for internal development purposes, (ii) copy, use and modify the Documentation to create technically accurate Licensee documentation
    (which must include all the relevant Sun copyrights, notices, and marks), (iii) translate the Documentation into other languages, and (iv) distribute such translated or modified Documentation in connection with distribution of the
    Product(s). Licensee may also use a pointer to the Sun Documentation on the Internet in connection with distribution of the
    Product(s).

     2.4 Compatibilitv.
  a.JavaOS Compatibility.

       (i)From time to time, Sun will make
    available test suites at no cost for
    validating that Licensee's Product complies with the then-current Specification of the JavaOS Technology as defined by Sun as of the date of that test suite ("JavaOS Test
    Suite"). Sun shall use reasonable efforts to review any changes to such JavaCS Test Suites as much in advance as possible with Licensee, but failure of Sun to do so shall not constitute a breach of this Agreement and shall not invalidate any such JavaOS Test
    Suite published by Sun.

      (ii)Each revision of a Product released by Licensee must pass (confidential information has been omitted and filed separately with the SEC) that were current one hundred twenty
    (120) days before First Customer Shipment of such revision of such Product. Licensee shall not release or distribute to any third party the portion of Licensee's Product that interprets Java bytecodes, which does not successfully pass (confidential information has been omitted and filed separately with the SEC).

       (iii) If Licensee provides Sun with written notice of the existence of a bug in a current
    JavaOS Test Suite, Licensee shall be released from compatibility with the minimum portion of such JavaOS Test Suite necessary to avoid the impact of such bug, until such time as Sun provides to Licensee a corrected or new
    JavaOS Test Suite.

    b.  Applet Tag Compatibility. Any Product
    that reads or writes hypertext markup
    language (HTML) or standard generalized
    markup language (SGML) shall use the Document
    Type Definition ("DTD") as specified in
    Exhibit E when referencing the Applet tag, unless another DTD is defined for the Applet tag by an industry standard.

    c.  Branding and Trademarks. Licensee shall
    use a logo specified by Sun that indicates compatibility with the JavaOS Test Suites
    (the "Compatibility Logo") in a trademark manner on all Licensee Product(s) distributed hereunder. The terms and conditions governing the parties' agreement as to trademarks, logos, and branding shall be governed by the Trademark License entered into herewith, attached as Exhibit F hereto, and incorporated by reference herein)



          2.5 Licensee Open Classes.
    (i)  Licensee shall deliver to Sun free of
    all restrictions the specification for the application programming interface for each
    Licensee Open Class as early as is reasonably possible but in no event later than the date on which it first provides such specification or an implementation thereof to any third party. Included in such specification shall be an appropriate test suite sufficiently detailed to allow Sun and third parties to produce implementations compatible with the specification. Licensee shall use its reasonable commercial efforts to clarify' and correct the specification or the test suite upon written request by Sun and failure to do so within sixty (80) days after such request shall constitute breach of this Agreement.

    (ii)  Licensee shall notify Sun as soon as it
    has made any general disclosure (i.e., not subject to confidentiality obligations) of such specification, or first releases a Product implementing such specification, after which Sun shall have no obligation of confidentiality whatsoever with respect to such specification. Licensee agrees that it will take no steps whatsoever to prevent Sun or any third party from creating independent and compatible implementations based on such specification, provided that such implementations do not violate Licensee's patents, copyrights or trade secrets in Licensee's implementation of the Licensee
    Open Classes (i.e., Licensee agrees that it will not enforce copyright or patent claims that relate to interface or compatibility with such specification).

    (iii) Licensee shall confine the names of all Licensee Open Classes to names beginning with "COM.Licensee" or such other convention as Sun may reasonably require and shall not modify or extend the names of public class or interface declarations whose names begin with "java", "COM.sun" or their equivalents in any subsequent naming convention. Licensee will make reasonable commercial efforts to ensure that other commercial software packages which it redistributes conform to this convention.

    (iv) Licensee hereby grants Sun a non-
    exclusive, worldwide, fully-paid-up license to use an unlimited number of copies of the Licensee Open Classes, in binary form, for Sun's internal use, such use including but not limited to demonstration rights. Licensee agrees to reasonably negotiate in good faith with Sun the terms of a commercial license for the source code of the Licensee Open
    Classes. The parties agree that the fees and other terms and conditions of this Agreement are a reasonable standard against which to judge such a license on a proportionate basis comparing the scope and complexity of the portion of the Licensee Open Class being licensed to the scope and complexity of the Technology.

     2.6Ownership.
     a. Ownership by Sun. Sun retains all right, title and interest in the Technology, Documentation, Updates, bug fixes,
    Trademarks, and Derivative Works, (except for Permitted Derivative Works) and associated Intellectual Property Rights.
    Licensee agrees to execute (in recordable form where appropriate) any instruments and/or documents as Sun may reasonably request to verify and maintain Sun's ownership rights, or to transfer any part of the same which may vest in Licensee for any reason. Licensee further agrees to promptly deliver to Sun any Derivative
    Works in source code form (except for
    Permitted Derivative Works) of the
    Technology created by Licensee pursuant to and during the term of this Agreement. Sun shall have no obligations of confidentiality to Licensee for such
    Derivative Works, nor shall Sun be
    obligated to incorporate any such
    Derivative Works into the Technology.

     b. Ownership by Licensee. Licensee retains all right, title and interest in Permitted
    Derivative Works created by Licensee
    pursuant to and during the term of this
    Agreement, subject to Sun's underlying
    rights in the Technology and associated
    Intellectual Property Rights identified in
    Section 2.6a.

     2.7Protection of Sun's Rights. Licensee
shall use, modify' and practice the Technology and manufacture, market, distribute and sell
Product(s), Licensee Open Classes,  and
Licensee-implemented modifications to the
Platform-Dependent Part of the eJavaOS
Environment only in a manner consistent with the terms of this Agreement, and only in a manner reasonably designed not to jeopardize or prejudice Sun's Intellectual Property Rights, including trademarks, trade dress and service marks, and other proprietary rights.

     2.8No Other Grant. Each party agrees that this Agreement does not grant any right or license, under any Intellectual Property Rights of the other party, or otherwise, except as expressly provided in this Agreement, and no other right or license is to be implied by or inferred from any provision of this Agreement or by the conduct of the parties.

     2.9Pre-Release. Licensee may release
Product(s) based on the pr~CS Technology licensed by Sun hereunder only for beta testing purposes.

 3.0SUPPORT AND UPDATES

     3.1During the Support Period (as defined below), Sun shall provide to Licensee under the terms and conditions of this Agreement, Updates for the platforms specified in Exhibit C when and if any such Updates are made available by Sun to any commercial licensee similarly situated.

     3.2Subject to payment of the fee specified in Exhibit C (3), Sun shall assign the equivalent of one (1) half-time engineer to be available via phone, electronic mail and/or scheduled appointment during regular business hours to support Licensee, from the Effective
Date through the fifth (5th) anniversary of the Sun FCS Date (as defined below) (the "Support
Period"). The selection of the support engineer shall be at Sun's sole discretion. Licensee may designate a maximum of three (3) contacts to interface with the Sun support engineer.

     3.3Upon the request of Licensee, Sun agrees to reasonably negotiate in good faith for additional support through a separate support agreement.

4.0
    PAYMENT

     4.1License Fees. Support Fees and
Royalties. Licensee shall pay to Sun the license and support fees set forth in Exhibit C within thirty (30) days from the Effective Date of this Agreement, unless otherwise specified in Exhibit
C. Thereafter, and for the term of the
Agreement, Licensee shall pay the Support Fee on or before the anniversary of the Effective Date.
Licensee shall pay to Sun the Royalties due hereunder as set forth in Exhibit C.

     4.2Taxes. All payments required by this
Agreement shall be made in United States dollars, are exclusive of taxes, and Licensee agrees to bear and be responsible for the payment of all such taxes, including, but not limited to, all sales, use, rental receipt, personal property or other taxes and their equivalents which may be levied or assessed in connection with this Agreement
(excluding only taxes based on Sun's net income).

     4.3Records. Licensee shall maintain account books and records consistent with Generally
Accepted Accounting Principles appropriate to
Licensee's domicile, as may be in effect from time to time, sufficient to allow the correctness of the royalties required to be paid pursuant to this Agreement to be determined.

     4.4Audit Rights. Sun shall have the right to audit such accounts upon reasonable prior notice. The right to audit may be exercised through an independent auditor of Sun's choice
(the "Auditor"). The Auditor shall be bound to keep confidential the details of the business affairs of Licensee and to limit disclosure of the results of any audit to only the sufficiency of the accounts and the amount, if any, of any additional payment or other payment adjustment that should be made. Such audits shall not occur more than once each year (unless discrepancies are discovered in excess of the five percent
(5%) threshold set forth in Section 4.5, in which case two consecutive quarters per year may be audited). Except as set forth in Section 4.5 below, Sun shall bear all costs and expenses associated with the exercise of its rights to audit.

     4.5Pavment Errors. In the event that any errors in payments shall be determined, such errors shall be corrected by appropriate adjustment in payment for the quarterly period during which the error is discovered. ln the event of an underpayment of more than five percent (5%) of the proper amount owed, upon such underpayment being properly determined by the Auditor, Licensee shall reimburse Sun the amount of said underpayment and the reasonable charges of the Auditor in performing the audit that identified said underpayment, and interest on the overdue amount at the prime rate plus three percent (3%), from the date of accrual of such obligation.

5.0
    ADDITIONAL AGREEMENT OF PARTIES

     5.1Notice of Breach or Infringement. Each party shall notify' the other immediately in writing when it becomes aware of any breach or violation of the terms of this Agreement, or when Licensee becomes aware of any potential or actual infringement by a third party of the Technology or Sun's Intellectual Property Rights therein.

     5.2Notices. Licensee shall not remove any copyright notices, trademark notices or other proprietary legends of Sun or its suppliers contained on or in the Technology or Documentation. Each unit of Product(s) containing the Technology distributed by
Licensee shall include in Licensee's
documentation, or in other terms and conditions of sale, notices substantially similar to those contained on and in the Technology. Licensee or its Distributors shall require an end user license agreement for each unit of Product(s) shipped and Licensee shall provide Sun with a copy of such form agreement for review and approval. If Licensee or its Distributors use a package design or label for the Product(s), such package design or label shall include an acknowledgement of Sun as the source of the Technology and such other notices as specified in Exhibit F In addition, Licensee shall comply with all reasonable requests by Sun to include
Sun's copyright and/or other proprietary rights notices on the Product(s), documentation or related materials, including but not limited to the notices and acknowledgements as specified in Exhibit F.

     5.3End User Support. Licensee shall provide technical and maintenance support service for its distributors and end user customers in accordance with Licensee's standard support practices. Sun shall not be responsible for providing any support to Licensee's distributors or customers for the Technology or the Product(s).

     5.4Marketing. Licensee will cooperate with
Sun on mutually agreeable marketing and
promotional activities relating to the
Technology. Licensee's initial press
announcement concerning execution of this
Agreement must be reviewed and approved by Sun prior to its release.

     5.5Use of Licensee's name. Licensee hereby authorizes Sun to identify' Licensee as a user of the Technology in advertising, marketing, collateral, customer lists and customer success stories prepared by or on behalf of Sun for the Technology, provided that Licensee will have the right to approve the use of its name, such approval not to be unreasonably withheld or delayed.























                                                      (>

 6.0LIMITED WARRANTY AND DISCLAIMER

     6.1Limited Warranty. Sun represents and
warrants that the media on which the Technology is recorded will be free from defects in materials and workmanship for a period of ninety
(90) days after delivery. Sun's sole liability with respect to breach of this warranty is to replace the defective media. Except as expressly provided in this Section 8.1, Sun licenses the Technology and Documentation to Licensee on an "AS 15" basis.

     6.2General Disclaimer. EXCEPT AS SPECIFIED
IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED
REPRESENTATIONS AND WARRANTIES, INCLUDING ANY
IMPLIED WARRANTY OF MERCHANTABILITY FITNESS FOR
A PARTICULAR PURPOSE OR NON-INFRINGEMENT, ARE
HEREBY DISCLAIMED.

     6.3Logo Disclaimer. SUN MAKES NO WARRANTIES
OF ANY KIND RESPECTING THE COMPATIBILITY
LOGO(s), INCLUDING THE VALIDITY OF SUN'S RIGHTS
IN THE
COMPATIBILITY LOGO(s) IN ANY COUNTRY AND
DISCLAIMS ANY AND ALL WARRANTIES THAT MIGHT
OTHERWISE BE IMPLIED BY APPLICABLE LAW,
INCLUDING WARRANTIES AGAINST INFRINGEMENT OF
THIRD PARTY TRADEMARKS.

     6.4Limitation. The warranties set forth in this Article 6.0 are expressly subject to
Section 9.0 (Limitation of Liability).

7.0
    CONFIDENTIAL INFORMATION

     7.1Confidential Information. For the
purposes of this Agreement, "Confidential
Information" means the Technology and hat information which relates to (i) Sun hardware or software, (ii) Licensee hardware or software,
(iii) the customer lists, business plans and related information of either party, and (iv) any other technical or business information of the parties, including the terms and conditions of this Agreement In all cases, information which a party wishes to be treated as "Confidential Information" shall be marked as "confidential" or "proprietary" (or with words of similar import) in writing by the disc!osing party on any tangible manifestation of the information transmitted in connection with the disclosure, or, if disclosed orally, designated as "confidential" or "proprietary" (or with words of similar import) at the time of disclosure. Sun has no obligation of confidentiality to Licensee with respect to Derivative Works (except for Permitted
Derivative Works) and the specifications of the Licensee Open Classes.

     7.2Preservation of Confidentiality. The
parties agree that all disclosures of
Confidential Information (as defined under
Section 7.1 above) shall be governed by and treated in accordance with the terms of the Confidential Disclosure Agreement (the "CDA") attached hereto as Exhibit D and incorporated herein by reference, modified as follows:

       (a)the definition of "Confidential
          Information" shall be as set forth in
          Section 7.1 above notwithstanding any
          definition set forth in the CDA;

       (b)the use of Confidential Information
          shall be limited to the scope of the
          licenses provided in this Agreement;
          and

       (c)the obligations of confidentiality
          expressed in the CDA shall extend
          three (3) years beyond termination of
          this Agreement, except with respect
          to Sun Source Code which shall be
          held in confidence in perpetuity; and

       (d)the CDA shall remain in effect for
          the term of this Agreement.

 8.0 LIMITED INDEMNITY

     8.1Licensee acknowledges that Sun shall not be liable for any defects or deficiencies in the Technology or in any Product process or design created by, with or in connection with the Technology whether or not such defect and/or deficiencies are caused, in whole or in part, by defects or deficiencies in the design or
 .implementation of the Technology. Upon delivery of the Technology by Sun pursuant to this Agreement, Sun will provide to Licensee a limited indemnity as described in Sections 8.2-
8.5 below.

     8.2Sun will defend, at its expense, any
legal proceeding brought against Licensee, to the extent it is based on a claim that use of the Technology is an infringement of a trade secret or copyright in any country that is a signatory to the Berne Convention, and will pay all damages awarded by a court of competent jurisdiction attributable to such claim, provided that Licensee: (i) gives written notice of the claim promptly to Sun; (ii) gives Sun sole control of the defense and settlement of the claim; (iii) provides to Sun, at Sun's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Sun's prior written consent.

     8.3Should any Technology or any portion
thereof become, or in Sun's opinion be likely to become, the subject of a claim of infringement for which indemnity is provided under Section
8.2, Sun shall, as Licensee's sole and exclusive remedy for ongoing infringement, elect to: (i) obtain for Licensee the right to use such Technology; (ii) replace or modify the Technology so that it becomes non-infringing; or
(iii) accept the return of the Technology and grant Licensee a refund of the License Fee and royalties, as depreciated on a five year straight-line basis.

 8.4Sun shall have no liability for any
infringement or claim which results from: (i) use of other than a current unaltered version of the Technology, if such version was made available to Licensee; (ii) use of the Technology in combination with any non-Sun-provided equipment, software or data; or (iii)
Sun's compliance with designs or specifications of Licensee.

     8.5THIS ARTICLE STATES THE ENTIRE LIABILITY
OF SUN WITH RESPECT TO
INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS
BY THE TECHNOLOGY. SUN
SHALL HAVE NO OTHER LIABILITY WITH RESPECT TO
INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF
LICENSEE OR ANY THIRD PARTY AS A RESULT OF USE,
LICENSE, OR SALE OF TECHNOLOGY

     8.6Indemnity by Licensee. Except for claims for which Sun is obligated to indemnify Licensee under Section 8.2, Licensee shall defend and indemnify Sun from any and all claims brought against Sun by third parties, and shall hold Sun harmless from all corresponding damages, liabilities, costs and expenses, (including reasonable attorneys' fees) incurred by Sun arising out of or in connection with Licensee's use, reproduction or distribution of the Technology, Product(s) or Licensee Open Classes.
Licensee's obligation to provide indemnification under this Section shall arise provided that
Sun: (i) gives notice of the claim promptly to Licensee; (ii) gives Licensee sole control of the defense and settlement of the claim; (iii) provides to Licensee, at Licensee's expense, all available information, assistance and authority to defend; and (iv) has not compromised or settled such proceeding without Licensee's prior written consent.

 9.0LIMITATION OF LIABILITY

     9.1Limitation of Liability. Except for
express undertakings to indemnify under this Agreement and/or breach of Sections 2.4, 7.0 or 9.2:

a. Each party's liability to the other for claims relating to this Agreement, whether for breach or in tort, shall be limited to the license fees and royalties paid by Licensee for the Technology related to the claims.

b. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR
ANY INDIRECT INCIDENTAL, SPECIAL, CONSEQUENTIAL
OR PUNITIVE DAMAGES IN CONNECTION WITH OR
ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF
PROFITS, USE, DATA, OR OTHER ECONOMIC
ADVANTAGE), NO MATTER WHAT THEORY OF LIABILITY,
EVEN IF THE EXCLUSIVE REMEDIES PROVIDED FOR IN
THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE
AND EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE
POSSIBILITY OR PROBABILITY OF SUCH DAMAGES.
FURTHER, LIABILITY FOR SUCH DAMAGE SHALL BE
EXCLUDED, EVEN IF THE EXCLUSIVE REMEDIES
PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR
ESSENTIAL PURPOSE. The provisions of this
Section 9.0 allocate the risks under this Agreement between Sun and Licensee and the parties have relied upon the limitations set forth herein in determining whether to enter into this Agreement.

     9.2High Risk Activities. The Technology is not designed or intended for use in on-line control of aircraft, air traffic, aircraft navigation or aircraft communications; or in the design, construction, operation or maintenance of any nuclear facility. Sun disclaims any express or implied warranty of fitness for such uses. Licensee agrees that it will not knowingly use or license the Technology for such purposes, and that it will ensure that its customers and end users of the Technology are provided with a copy of the foregoing notice.

10.0 TERM AND TERMINATION

10.1 Term. The term of this Agreement shall begin on the Effective Date and shall continue for a period of five (5) years, or until terminated as provided below. Each year for five (5) consecutive years following expiration of the initial five (5) year term, at Licensee's sole option, Licensee may extend the term of this Agreement for one (1) additional year. Licensee shall indicate its intent to extend the Agreement by written notice to Sun within thirty
(30) days prior to the expiration of the preceding term. Termination is permitted either for breach of this Agreement, upon thirty (30) days written notice to the other party and an opportunity to cure within such thirty (30) day period, or upon any action for infringement of any patent relating to the Technology by Licensee against Sun or any of Sun's licensees of the Technology.

10.2Termination for Convenience. Licensee may notify Sun in writing at any time after the first full year of this Agreement of its intent to terminate this Agreement for Licensee's convenience. Such termination shall be effective at the next anniversary date of the Agreement that occurs more than ninety (90) days after Sun's receipt of such notice.

10.3Effect of Expiration. Upon expiration of this Agreement, Sun shall retain use, under the terms of this Agreement, of the Intellectual
Property Rights received hereunder, and Licensee shall be authorized to: (i) distribute
Product(s) containing the version of the Technology incorporated therein at the time of expiration, subject to Licensee's continued compliance with the JavaOS Test Suites current at the time of expiration, and payment of royalties, and (ii) retain one (1) copy of the Technology in Source Code form to support customers having copies of Product(s) distributed by Licensee. All rights of Licensee to receive Updates and/or Support hereunder shall terminate upon such expiration.

10.4Effect of Termination.

a. In the event of termination of this Agreement by Sun in accordance with Section 10.1 above or by Licensee in accordance with Section 10.2 above, Licensee shall promptly: (i) return to Sun all copies of the Technology and Derivative
Works thereof in tangible or electronic form, Documentation, and Confidential information
(collectively "Sun Property") (excluding
Products, Licensee Open Classes and Licensee-
Implemented modifications to the Platform
Dependent Pant) in Licensee's possession or control; or (ii) permanently destroy or disable all copies of the Sun Property in Licensee's possession or control, except as specifically permitted in writing by Sun; and (iii) provide
Sun with a written statement certifying that Licensee has complied with the foregoing obligations. All rights and licenses granted to Licensee shall terminate upon such termination.

b. In the event of termination of this Agreement by Licensee in accordance with Section 10.1 above, the rights and licenses granted to Licensee in this Agreement shall not terminate.

10.5No Liability for Expiration or Lawful
Termination. Neither party shall have the right to recover damages or to indemnification of any nature, whether byway of lost profits, expenditures for promotion, payment for goodwill or otherwise made in connection with the business contemplated by this Agreement, due to the expiration or permitted or lawful termination of this Agreement. EACH PARTY WAIVES
AND RELEASES THE OTHER FROM ANY CLAIM TO
COMPENSATION OR INDEMNITY FOR TERMINATION OF THE
BUSINESS RELATIONSHIP UNLESS TERMINATION IS IN
MATERIAL BREACH OF THIS AGREEMENT.

10.6No Waiver. The failure of either party to enforce any provision of this Agreement shall not be deemed a waiver of that provision. The rights of Sun under this Section 1 0.0 are in addition to any other rights and remedies permitted by law or under this Agreement.

10.7Survival. The parties' rights and
obligations under Sections 4.0 (for royalty payments), 5.2, 5.3, 6.0, 7.0, 8.0, 9.0,10.0, and 11.0 shall survive expiration or termination of this Agreement.

10.8 Irreparable Harm. The parties acknowledge that breach of Sections 2.0, 5.2, 5.3,7.0, 9.2, or 11.8 may cause irreparable harm, the extent of which would be difficult to ascertain.
Accordingly, they agree that, in addition to any other legal remedies to which a non-breaching party might be entitled, such party may seek immediate injunctive relief in the event of a breach of the provisions of such Articles.

11.0 MISCELLANEOUS

11.1Notices. All notices must be in writing and delivered either in person or by certified mail or registered mail, postage prepaid, return receipt requested, to the person(s) and address specified below. Such notice will be effective upon receipt.

    Sun
                 Licensee

Sun Microsystems, lnc.
2550 Garcia Avenue, UCUP01~O5
Cupertino, California 9501~2233
 Attn:Sun General Counsel
Jyra Research, Inc.
41 Thurlow Square, Kensington
London 5W7, UK
 Attn: Peter Lynch - Technical Director

Roderick Adams - Director and Secretary


11.2
    Partial Invalidity. If any term or
provision of this Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted unless such a deletion would frustrate the intent of the parties with respect to any material aspect of the relationship established hereby, in which case, this Agreement and the licenses and rights granted hereunder shall terminate.

    11.3
    Complete Understanding. This Agreement and the Exhibits hereto constitute and express the final, complete and exclusive agreement and understanding between the parties with respect to its subject matter and supersede all previous communications, representations or agreements, whether written or oral, with respect to the subject matter hereof. No terms of any purchase order or similar document issued by Licensee shall be deemed to add to, delete or modify the terms and conditions of this Agreement. This
Agreement may not be modified, amended,
rescinded, canceled or waived, in whole or part, except by a written instrument signed by the parties.

11.4Language. This Agreement is in the
English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

11.5Governing Law. This Agreement is made under and shall be governed by and construed under the laws of the State of California, regardless of its choice of laws provisions.

    11.6 Compliance with Laws. The Technology, including technical data, is subject to U.S.
export control laws, including the U.S. Export
Administration Act and its associated
regulations, and may be subject to export or import regulations in other countries. Licensee agrees to comply strictly with all such regulations and acknowledges that it has the responsibility to obtain such licenses to export, re-export or import the Technology or Product(s) as may be required after delivery to Licensee.

    Licensee shall make reasonable efforts to notify and inform its employees having access to the Technology of Licensee's obligation to comply with the requirements stated in this Article.

117
    Disclaimer of Agency. Licensee is not
authorized to make any representation or warranty on behalf of Sun to its end users or third parties. The relationship created hereby is that of licensor and licensee and the parties hereby acknowledge and agree that nothing herein shall be deemed to constitute Licensee as a franchisee of Sun. Licensee hereby waives the benefit of any state or federal statutes dealing with the establishment and regulation of franchises.

11.8 Delivery. As soon as practicable after the Effective Date, Sun shall deliver to Licensee one (1) copy of each of the deliverables set forth in Exhibit A. Licensee acknowledges that certain of the deliverables are in various stages of completion and agrees to accept the deliverables as and to the extent completed as of the date of delivery and "AS IS." In the event any deliverable is already in the possession or custody of Licensee, such item(s) shall, to the extent used in connection with the rights granted in Section 2.0 above, be subject to the terms of this Agreement, notwithstanding any pre-existing agreement or understanding between Licensee and Sun with respect to such items.

11.9 Assignment and Change in Control. This
Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except that Sun may assign this Agreement to a majority-owned subsidiary, and Licensee may assign this Agreement to a majority-owned subsidiary domiciled in the
United States or the European Union.

11.10 Construction. This Agreement has been negotiated by Sun and Licensee and by their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

11.11 Force Majeure. Except for the obligation to pay money and Sun's obligation to make an initial delivery of the Source Code, neither party shall be liable to the other party for non-performance of this Agreement, if the non-performance is caused by events or conditions beyond that party's control and the party gives prompt notice under Section 11.1 and makes all reasonable efforts to perform.

11.12 Exhibits.

    The following are included herein by
reference as integral parts of this Agreement:

Exhibit A - Description of Technology and
Documentation
Exhibit B - Identification of Licensee
Product(s)
Exhibit C - Schedule of Fees and Royalties
Exhibit D - Confidential Disclosure Agreement
Exhibit E - Document Type Definition
Exhibit F - Trademark License


11.13
    Section References. Any reference contained herein to an article of this agreement shall be meant to refer to all subsections of the article.

11.14
    No Competitive Restrictions. The Parties agree that nothing in this Agreement is intended to prohibit Licensee from independently developing or acquiring technology that is the same as or similar to the Technology, provided that Licensee does not do so in breach of Exhibit D to this Agreement.

11.15
    Condition Subsequent.

     a.The parties acknowledge the following:
    Licensee is currently engaged in an initial offering of its common stock scheduled to expire on July 5, 1996 unless extended by Licensee to a later date (the "Initial
    Offering"). Licensee is looking to the
    proceeds of the Initial Offering to enable
    Licensee to fulfill its initial payment
    obligations under this Agreement. Licensee intends promptly to disclose to its prospective common stockholders the existence and principal terms of this Agreement in advance of the scheduled expiration date of the Initial Offering in order to enable its prospective common stockholders to determine whether they wish to purchase their shares notwithstanding
    Licensee's entering into this Agreement.

     b.On or before July 19, 1996, Licensee
    shall provide written notice to Sun
    ("Licensee's Notice") truthfully indicating either that: (i) Licensee has not received and accepted the minimum proceeds required to close the Initial Offering; or (ii)
    Licensee has received and accepted the
    minimum proceeds required to close the
    Initial Offering.

     c.In the event that Licensee's Notice
    shall truthfully indicate that Licensee has not received and accepted the minimum proceeds required to close the Initial
    Offering, then this Agreement and all
    agreements entered into pursuant to or in contemplation of this Agreement shall be cancelled and of no effect as though they had never been signed or delivered. In the event that Licensee's Notice truthfully indicates that Licensee has received and accepted the minimum proceeds required to close the Initial Offering, then this Agreement and all such other agreements shall remain fully effective in accordance with their terms without reference to this condition subsequent.

     d.Licensee agrees that no press release
    concerning this Agreement will be made
    prior to satisfaction of this Condition
    Subsequent, and that its disclosures
    concerning this Agreement to prospective common stockholders shall be identified as confidential information of Licensee.

     e.Neither Sun's obligation to make its
    initial delivery of the Source Code under this Agreement nor Licensee's obligations to make any payments under this Agreement will be triggered unless Licensee has timely received and accepted the minimum proceeds required to close the Initial
    Offering in such manner as to require
    Licensee to provide a Licensee" Notice as set forth in subparagraph (b) (ii), above.

     f.Sun's obligation to make its initial
    delivery of the Source Code hrereunder will not be triggered until fifteen (15) business days after satisfaction of the condition subsequent identified in this
    Section.

    g.  3 page side letter attached - dated 11
July 1996.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


Sun Microsystems; Inc.


By /s/ Alan Baratz
Name: Alan Baratz

Title: President, JavaSoft

Date: 7-19-96

Licensee:

By: Roderick Adams
Director & Secretary
Date: July 19, 1996

                 EXHIBIT A

DESCRIPTION OF TECHNOLOGY AND DOCUMENTATION


To the extent that Sun has not already
delivered any of the following listed items to Licensee as of the Effective Date of the Agreement to which this Exhibit A is attached, Sun will deliver to Licensee under the terms of the Agreement those items identified below.


  I.eJavaOS Environment
The eJavaOS Environment consists of the
following source code:

  a.The Source Code for the JavaOS Runtime
    Interpreter

  b.Core Classes: All the java files from the
    following eJavaOS Packages:
                         java.lang(eJavaOS
         Implementation)Language
Classes
                          java.io(eJavaOS Implementation)Stream I/O
                         java.util(eJavaOS
         Implementation)General
utilities
                         java.applet(eJavaOS
         Implementation)Java
Classes

c.Net Classes: All the java files from the following JavaOS Package:
                         java.net  (JavaOS Implementation)Networking
Classes
11. Documentation:

Java OEM Language Specification
Java OEM API Documentation
Java OEM Virtual Machine Specification
eJavaOS OEM Specification

                 EXHIBIT B

   IDENTIFICATION OF LICENSEE PRODUCT(S)


 Product(s):Network Probe

Field(s) of Use: Computer Network Management
Systems

                 EXHIBIT C

      SCHEDULE OF FEES AND ROYALTIES


  I.Technology: eJavaOS Environment

1. Upfront License Fees:

$SOk for the first CPU architecture chosen
(SPARC or x86), payable within thirty days of Effective Date.

    $50k for each additional CPU
    architecture chosen (SPARC or x86 or
    any other future CPU ports made
    generally available from
    JavaSoft).

The fees and royalties specified in this Agreement are for the platforms identified below: (check applicable platforms)

    SPARC/Solaris
                      Win32/lntelXX

Where such versions are not complete as of the Effective Date, the license fees cover the first commercial version shipped by Sun for that platform.

2.
    Per Unit Royalty:

    Royalty Fees are to be applied on a
non-recurring basis per Product unit per CP\3 architecture.

Unit Volume   Per Unit Royalty
1-5k               $66.00


Thereafter    $20.00



Payment of the royalties shall be made
quarterly, shall be due forty-five (45) days following the end of Licensee's fiscal quarter to which they relate and shall be submitted with a written statement certifying the number of Products sold and showing the calculation of the royalties due. A network probe Product shall be deemed a single unit of Product for purposes of royalty payments hereunder.

  3.Support and Update Fees:     For the period in
which Licensee is paying a royalty of $66.00 per unit, Licensee shall pay $50,000. per year (for updates and bug reporting only), the initial payment due within thirty days of first delivery of Source Code of the eJavaOS Environment, and subsequent payments due upon each anniversary date thereof. During this period, and subject to availability from Sup, Licensee may request primary support (112 time engineer at Sun for technical support, upgrades and bug reporting) for the Technology at a price of an additional
$20,000 per month for the period in which such primary support is requested.

For the period in which Licensee is paying a royalty of $20.00 per unit, Licensee shall pay
$300,000. per year for primary support (1/2 time engineer at Sun for technical support, upgrades and bug reporting).

Licensee will be permitted a maximum of three
(3) contact persons to communicate with the Sun
support staff. If more than three contacts
becomes necessary, Sun and Licensee will
negotiate in good faith additional support fees
on a per subsidiary basis as appropriate.
                                                                    15

                 EXHIBIT D

     CONFIDENTIAL DISCLOSURE AGREEMENT

             (to be attached)
                             16

BI-LATERAL CONFIDENTIAL DISCLOSURE AGREEMENT

        Effective Date: 16 May 1996



Sun Microsystems, Inc. by and through its JavaSoft business unit, ("Sun"); and Jyra Research Inc.
("Party") agree that:

1.  a) The information disclosed under this
Agreement ("Information") includes the following:

Sun Information: JavaSoft technology, business and technical information relating to JavaSoft products, JavaSoft product licensing practices and fees, research and development plans, customers, and marketing and future business plans:

Party Information:
_______________________________________________
                 (If not filled in by Party, then no
Party information is to                      be
disclosed)

     B) Information may be used solely for the purpose of evaluating business opportunities between the parties.

2. This Agreement covers only information which is disclosed between the Effective Date and twelve
(12)months thereafter. Each party's obligation regarding information expires three (3) years after the date of disclosure (except for Sun source code, which shall be protected in perpetuity).
Information shall be used solely as permitted above, and shall not be disclosed to a third party other than a subsidiary, agent, or subcontractor of the receiving party who has agreed to be bound by the terms of this Agreement. Each party shall protect information of the other party using the same degree of care, but no less than a reasonable degree of care, as such party uses to protect its own confidential information. Upon termination of this Agreement or the disclosing party's written request, the receiving party shall cease use of information and return or destroy all information.

3. Each party shall be obligated to protect only information: (a) disclosed in tangible form clearly labeled as confidential or proprietary at the time of disclosure; or (b) disclosed in non-tangible form, identified as confidential or proprietary at the time of disclosure, and summarized in writing, designated as confidential or proprietary, and delivered to the other party within thirty (30) days after disclosure.

4. This Agreement imposes no obligation upon the receiving party with respect to information which:
(a) was in the possession of, or was known by, the receiving party prior to its receipt from the disclosing party, without an obligation to maintain its confidentiality; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by the receiving party from a third party, without an obligation to keep such information confidential; or (d) is independently developed by the receiving party without use of information. Disclosure of the other party's information is not prohibited if prior notice is given to the other party and such disclosure is: (a) compelled pursuant to a legal proceeding, or (b) otherwise required by law.

5. Information is provided "AS IS", and all representations and warranties, express or implied, including fitness for a particular purpose, merchantability, and noninfringement, are hereby disclaimed. Neither party has an obligation to sell or purchase any items from the other party. Except for breaches relating to Sun source code, neither party shall be liable for any special, incidental, consequential or punitive damages by reason of any alleged breach of this Agreement based upon any theory of liability. Nothing in this Agreement shall be construed as a representation that the receiving party will not develop or acquire information that is the same or similar to information, provided that the receiving party does not do so in breach of this Agreement. The receiving party agrees that any breach of this Agreement may result in irreparable harm to the disclosing party for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, the disclosing party shall be entitled to equitable relief, including injunction, in the event of such breach. The receiving party does not acquire any rights in information, except the limited right to use information as described above.

6. The Agreement constitutes the entire agreement between the parties concerning its subject matter.
All additions or modifications to this Agreement must be made in writing and must be signed by an authorized representative of each party. The parties agree to comply strictly with all applicable export control laws and regulations. Any action related to this Agreement will be governed by California law, excluding choice of law rules.




SUN MICROSYTEMS, INC., by and
PARTY: Jyra Research Inc.
through JAVASOFT

BY: /s/ Jon Kannegaarel                          BY:
 /s/ Roderick Adams
NAME: Jon Kannegaarel
NAME: Roderick Adams

TITLE: VP, JAVASOFT
TITLE: Director, Secretary

                 EXHIBIT E
                                                               F
         DOCUMENT TYPE DEFINITION


In order to ensure interoperability between all Java compliant browsers, Sun needs to define the exact notation of applets in HTML documents. The format of the APPLET tag is chosen to be implementation language independent and SGML compliant. SGML compliance is important if the APPLET tag is to be accepted as part of the HTML standard in the future.

Example:

    <applet
         codebase='"http://java.sun.com/
         people/avh/classes"
         code="Bounceltem.java"
         width=400 height=300>
    <lapplet>

The applet tag has the following attributes:

CODEBASE            The base url of the
applet.  The applet's code is
                    located relative to this
URL.  If this attribute
                    is not specified, it
defaults to the document's
  URL.

CODE                The file in which the
applete is located.  This
 file is relative to base url of the applet,
It                         cannot be absolute.

ALT                 Alternate text which can
be displayed by text
only browsers.

NAME                The symbolic name of the
applet..This name can
be used by applets in the same page to locate
                       each other.

WIDTH               Required attribute which
specifies the initial
                    width of the applet in
pixels.

HEIGHT              Required attribute which
specifies the initial
                    height of the applet in
pixels.

ALIGN               The alignment of the
applet, similar to the img
  tag.

VSPACE              The vertical space around
the applet, similar to
                    img tag.

HSPACE              The horizontal space
around the applet, similar
  to the img tag.


Note that the position of the applet in the page is determined by the width, height, align, vspace and hspace attributes just like the img tag.

Applets can access the above attributes using the getParameter() method c all defined in the Java Class. All attribute/parameter names are automatically folded to lower case. Applets that require parameters in addition to the predefined ones need to use the param tag. It is unfortunately not legal in SGML for a tag to have an arbitrary list of attributes. That is why additional applet parameters explicitly using the PARAM tag have to be named. For example:

    <applet code="Dateltem.class" alt="The
    Date" width=200 height=40> <param
    name="speaker" value="avh">
    <param name--translator"
    value='~DutchTime">
    <lapplet>

In addition to the ALT tag, Licensee can include additional text and markup before the applet end tag. Java compliant browsers will ignore this text, but browsers that do not understand the applet tag will display it instead of the applet. For example:

    <applet codebase=classes
    code=ImageLoop.class width=1 00 height=1
    00> <param name=imgs
    value="images/duke">

                               17



If Licensee were using a Java enabled browser, Licensee would see an animation instead of this static image. <p>
    <img src=imageslduke/T1 gif"> </app
    let>

Below is the formal SGML DTD for the APPLET and PARAM tags.

<!ELEMENT APPLET - - (PARAM*, (%text;)*~>
<!ATTLIST APPLET
    CODEBASE CDATA #IMPLIED
                     CODE CDATA #REOUIRED-code file-
                     ALT CDATA#IMPLIED-alternative
string-
                     NAME CDATA #IMPLIED- the applet
name -
    HEIGHT NUMBER #REQUIRED
    ALIGN (left/right/top/texttop/middIe/
    absmiddle/baseline/bottom/absbottom)
    baseline
    VSPACE NUMBER #IMPLIED
    HSPACE NUMBER #IMPLlED
                -code base-
<!ELEMENT PAPAM -0 EMPTY> <!ATTLIST PARAM
                     NAME NAME #REQUIRED-The name of
                    the parameter-VALUE CDATA #IMPLIED
                     - The value of the parameter -
                       '

                 EXHIBIT F

             TRADEMARK LICENSE




             JAVA-Powered Logo



                 LICENSOR
          SUN MICROSYSTEMS, INC.
            2550 Garcia Avenue
          Mountain View, CA 94303
                  U.S.A.
              (415) 960-1300



                 LICENSEE

             TRADEMARK LICENSE

The following terms and conditions governing
Java compatibility branding and trademarks generally ("License") are incorporated by reference into the Technology License and Distribution Agreement ("TLDA") between Sun and
Licensee, attached hereto. Where this License is more specific than or inconsistent with the TLDA, the terms of this License shall govern.
Otherwise the TLDA shall apply.
The parties agree that:

  1.DEFINITIONS


1.1."Branded Product" means all online software or tangible copies or units of any version of Licensee's Products being distributed in association with any Compatibility Logo.

1.2."Compatibility Logo" means the Java-owned logo supplied by Sun to Licensee from time-to-time. The current version of the logo is depicted at the end of this License.

1.3."Licensee's Products" means only the products described in Exhibit B of the TLDA.

  2.GRANT OF LICENSE

Sun grants to Licensee a non-exclusive, non-transferable, personal, paid-up, royalty-free license, within the Territory in Section 3, to use the Compatibility Logo ("License") as provided herein with respect to each of Licensee's Products that fully meet the certification requirements of Section 4.
Licensee is granted no other right, title, or license to the Compatibility Logo or any other
Sun trademark, and is specifically granted no right or license to sublicense the Compatibility
Logo or any other Sun trademarks. This License shall apply and pass through to Licensee's distributors who distribute Licensee's Products as transferred by Licensee (i.e., without any modifications to the Product, product packaging, documentation or other materials)
("Distributors"). Licensee shall provide notice of this License to and enforce its terms with Distributors. Sun shall be entitled to enforce the terms of this License directly against any Distributor in the event Licensee fails to do so. All subsequent references herein to "Licensee" shall include and apply to "Distributors".

  3.TERRITORY

Licensee shall not use any Compatibility Logo on or in Licensee's Products distributed via tangible media (e.g., CD or diskettes) or on any other tangible materials (e.g., user documentation) in countries other than those listed below ("Territory"), unless Sun expressly agrees in writing beforehand to extend the Territory (which Sun may refuse to do in its sole discretion). This territorial restriction shall not apply to on-line distribution of Licensee's Products over the Internet. Licensee shall pay all costs, including fees for legal services, registrations, recordals, and foreign language translations associated with any extension of the Territory requested by Licensee. Sun may eliminate any country from the Territory if it determines in its sole judgment that Use or continued use of the Compatibility
Logo in such country may subject Sun or any third party to legal liability, or may jeopardize the Compatibility Logo or any Sun trademark in that or any other country. In such event, Licensee shall promptly cease all use of the Compatibility Logo in such countries upon written notice from Sun.

Australia
Austria
Belgium
Benin
Netherlands
Luxembourg
Brazil
Burkino Faso
Cameroon
Canada
                                                 20

Central African Republic
Chad
Chile
China (P.R.C)
Columbia
Congo
Czech Republic
Denmark
Egypt
France
Gabon
Germany
Greece
Guinea
Hong Kong
Hungary
India
Indonesia
Israel
Italy
Ivory Coast
Japan
Mali
Malaysia
Mauritania
Mexico
New Zealand
Niger
Norway
Philippines
Portugal
Russia
Senegal
Singapore
South Korea
Spain
Sweden
Switzerland
Taiwan
Thailand
Togo
Turkey
Ukraine
UAE
U~K.
United States
Venezuela


  4.CERTIFICATION

License applies only to versions of Licensee's
Products that have successfully passed the Java
Test Suites made available by Sun to Licensee
pursuant to the TLDA, and which otherwise fully
comply with all other compatibility and
certification requirements of the TLDA. Upon
thirty (30) days written notice by Sun no more
than two (2) times per calendar year, Licensee
shall permit Sun to inspect and test any Branded
Products at a mutually agreeable location to
ensure that they meet the compatibility
requirements of the TLDA. Upon request by Sun,
Licensee shall promptly make any
                                              21
modifications to any version of a Branded
Product necessary for it to meet such
compatibility requirements.

  5.LOGO AND TRADEMARK USAGE

Licensee shall use the Compatibility Logo only as specified in any guidelines or policies made by Sun concerning the appearance, placement or use of the Compatibility Logo
("Logo Guidelines"). Licensee shall: (i) use only approved logo artwork provided by Sun,
(ii) for tangible media, display the
Compatibility Logo on external product
packaging, documentation, and media (disk, CD-
ROM, tape, etc.); (iii) for online versions of Licensee's Product, display the
Compatibility Logo on web pages featuring information about the Product in GIF images that point to the current Sun Java page
(http://java.sun.com) via hypertext link; (iv) for both tangible~media and online versions, display the Compatibility Logo on
"splashscreens" appearing upon launch of
Licensee's Product, if any, and in general product information screens (e.g., "About",
"Help", "Info"); (v) display the Compatibility
Logo on tangible marketing collateral
featuring Licensee's Products, including advertisements and datasheets; and (vi) not display Compatibility Logo more prominently or larger than Licensee's company name/logo and product name/logo, wherever displayed.

Licensee shall comply with the current
versions of the Sun Trademark & Logo Policies and the Java/'HotJava Trademark Guidelines
[http://java. sun.com/tm_guidelines. html], including but not limited to using the Java mark as an adjective followed by generic descriptors, marking the Java mark with a TMsymbol, and attributing the Java mark as a trademark of Sun Microsystems, Inc. in a legend on packaging, splashscreens, web page, and other collateral and materials. Licensee may not include any Sun trademark (e.g., Sun, Java, HotJava, Solaris, etc.) in Licensee's company, business or subsidiary names, or in the name of any of Licensee's products, services, technologies, or web pages. Licensee shall promptly modify any usage and any material that does not conform to the Logo
Guidelines, the Sun Trademark & Logo Policies, or the JavatHotJava Trademark Guidelines upon notice from Sun specifying the non-conformance. Licensee shall notify its distributors and customers of any such non-conformance as to materials or products already distributed, as may be reasonably requested by Sun.

  6.PROTECTION OF TRADEMARKS AND LOGOS

Sun is the sole owner of the Compatibility
Logos (including the marks depicted therein) and all goodwill associated therewith.
Licensee's use of the Compatibility Logos inures solely to the benefit of Sun. Licensee shall not do anything that might harm the reputation or goodwill of the Compatibility
Logo. Licensee shall not challenge Sun's rights in or attempt to register the Compatibility Logo, or any other name or mark owned by Sun or substantially similar thereto.
Licensee shall take no action inconsistent with Sun's rights in the Compatibility Logo.
If at any time Licensee acquires any rights in, or registrations or applications for, the Compatibility Logo by operation of law or otherwise, it will immediately upon request by Sun and at no expense to Sun, assign such rights, registrations, or applications to Sun, along with any and all associated goodwill.
Licensee shall assist Sun to the extent
reasonably necessary to protect and maintain the Compatibility Logo worldwide, including but not limited to giving prompt notice to Sun of any known or potential infringement of the Compatibility Logo, and cooperating with Sun in the preparation and execution of any documents necessary to record this License as may be required by the laws or rules of any country. Sun may at its option commence, prosecute or defend any action or claim concerning the Compatibility Logo in the name of Sun or Licensee, or join Licensee as a party thereto. Sun shall have the right to control any such litigation. Licensee shall not commence any action regarding the Compatibility Logo. Sun shall reimburse
Licensee for the reasonable costs associated with providing such assistance, except to the extent that any such costs result from a breach of the License by Licensee.

IN WITNESS WHEREOF, the parties hereby execute this Agreement through the authorized representatives whose names appear below

SUN MICROSYSTEMS, INC.
                 LICENSEE


By:/s/ Alan Baratz             By: /s/ R.
Adams

 Name: Alan Baratz              Name: Roderick
    Adams

Title: President, JavaSoft     Title: Director
& Secretary

Date: 7-19-96                  Date: 19 July
1996

  COMPATIBILITY LOGOS LICENSED HEREUNDER

                                 [JAVA
COMPATIBLE LOGO]









               4-Color on Black or
 JAVA COMPATIBLE LOGODark Colored Background



               The master Java Compatible
               identity, i.e.,. type and
               cup graphic. are custom
               art and cannot be modified
               from the repro art. When
               it appears as 4-color
               process against a black or
               dark colored background.
               the word Java and steam
               print Red (1OQM, lOQY)
               with a white drop shadow
               behind the steam.  The
               Compatible and the cup
               print Purple (80C, 75M)
               with a white drop shadow
               behind the cup. Background
               trapezoid prints white.

                    [JAVA COMPATIBLE
     LOGO]

               4-Color on  Gray or
 JAVA COMPATIBLE LOGOLight Colored Background



               The master Java Compatible
               identity, ie. type and cup
               graphic, are custom art
               and cannot be modified
               from the repro art. When
               it appears as 4-color
               process against a gray or
               light colored background,
               the word Java and steam
               print Red (lOOM, lOOY)
               with a white drop shadow
               behind the steam. The word
               Compatible and the cup
               print Purple (8OC, 75M)
               with a white drop shadow
               behind the cup. Background
               trapezoid prints white.

          [JAVA COMPATIBLE LOGO]





JAVA COMPATIBLE LOGO
4-Color on a white background

               The master Java Compatible
               identity, le. type and cup
               graphic, are custom art
               and cannot be modified
               from the repro art. When
               it appears as 4-color
               process against a white
               background, the word Java
               and steam print red (1OO~,
               1OOY) with a white drop
               shadow behind the steam.
               The word Compatible and
               the cup print Purple ~
               75~~ with a white drop
               shadow behind the cup.
               Background trapezoid
               prints black.

                                [JAVA
COMPATIBLE LOGO]







               2-Color on Black or
 JAVA COMPATIBLE LOGODark Colored Background


               The master Java Compatible
               identity, i.e. type and
               cup graphic, are custom
               art and cannot be modified
               from the repro art. When
               it appears as 2-color
               against a black or dark
               colored background, the
               word Java and steam print
               Pantone PMS485C Red with a
               white drop shadow behind
               the steam. The word
               Compatible and the cup
               print Pantone PMS2665C
               Purple with a white drop
               shadow behind the cup.
               Background trapezoid
               prints white.

          [JAVA COMPATIBLE LOGO]








               2-color on Gray or
 JAVA COMPATIBLE LOGOLight Colored Background


               The master Java Compatible
               identity, ie. type and cup
               graphic, are custom art
               and cannot be modified
               from the repro art. When
               it appears as 2-color
               against a gray or light
               colored background, the
               word Java and steam print
               Pantone PMS485C Red with a
               white drop shadow behind
               the steam. The word
               compatible and the cup
               print Pantone PMS2665C
               Purple with a white drop
               shadow behind the cup.
               Background trapezoid
               prints white.

                                  [JAVA
COMPATIBLE LOGO]







               2-Color on a
 JAVA COMPATIBLE LOGOWhite Background


               The master Java Compatible
               identity, i.e. type and
               cup graphic, are custom
               art and cannot be modified
               from the repro art. When
               it appears as 2-color
               against a white
               background, the word Java
               and steam print Pantone
               PMS485C Red with a white
               drop shadow behind the
               steam. The word Compatible
               and the cup print Pantone
               PMS2665C Purple with a
               white drop shadow behind
               the cup Background
               trapezoid prints black.

                                   [JAVA
COMPATIBLE LOGO]









               Black + White on Black or
 JAVA COMPATIBLE LOGODark Colored Background


               The master Java Compatible
               identity, le. type and cup
               graphic. are custom art
               and cannot be modified
               from me repro art. When Lt
               appears as black + wh~te
               against a black or cark
               colored background,, the
               type. cup and steam print
               white. Background
               trapezoid prints 50%
               Black.

          [JAVA COMPATIBLE LOGO]




               Black + White on Gray or

 JAVA COMPATIBLE LOGOLight Colored Background

               The master Java Compatible
               identity, je. type and cup
               graphic, are custom art
               and cannot be modified
               from the repro art. When
               it appears as black +
               white against a gray or
               light colored background,
               the type, cup and steam
               print black with a white
               drop shadow behind the cup
               and steam. Background
               trapezoid prints white.

          [JAVA COMPATIBLE LOGO]






               Black + White on a

 JAVA COMPATIBLE LOGOWhite Background

               The master Java Compatible
               identity, le type and cup
               graphic are custom art and
               cannot be modified from
               the repro art. When it
               appears as black + white
               against a white
               background. the type, cup
               and steam print black with
               a white drop shadow behind
               the cup and steam.
               Background trapezoid
               prints 50% black.

            JYRA RESEARCH INC.
             41 Thurloe Square
              London SW7 2RS
            Tel: 01 71 371 0702
            Fax: 01 71 371 5037










               July 11, 1996



Sun Microsystems, Inc.
2550 Garcia Avenue
Mountain View, California 94043

Attn:  Lee Patch, General Counsel



               Technology License and
Distribution Agreement


Dear Mr. Patch:

       This Letter Agreement will confirm the agreement between Jyra Research Inc. ("Jyra") and Sun Microsystems, Inc. ("Sun") regarding the terms and conditions under which Jyra will be entitled to disclose information regarding the Technology License and Distribution Agreement, dated June 29, 1996, entered into between Sun and Jyra.

         Sun acknowledges the following: Jyra is a startup company in need of capital. For Jyra to obtain future financing in a lawful manner, whether by incurring debt or by sale of equity, Jyra may be required from time to time to make certain disclosures and exhibit copies of agreements to which it may be or become a party. The Technology License and Distribution Agreement between Sun and Jyra (the "Technology License") may be deemed material from the viewpoint of a prospective lender or shareholder, and therefore disclosure of its existence and terms may become necessary. As a legal or contractual condition to Jyra's lawful incurring of debt or sale of equity or in fulfillment of other disclosure obligations of Jyra relating to its securities, from time to time, Jyra may be required to disclose the existence and terms of the Technology License to third parties and to exhibit or file copies of the Technology License with securities exchanges and with certain governmental or quasi-governmental agencies.
Some such files may be open to examination by the public.
Although Sun's policy, adopted as a matter of business prudence, is to require its licensees to maintain the confidentiality of the existence and terms of documents such as the Technology
License, Sun wishes to avoid interfering unduly with Jyra's ability to obtain financing and issue its shares.

        Therefore, not less than twenty (20) days before disclosing the existence or terms of the Technology License to any third parties in a manner prohibited by the Technology License, Jyra will submit to Sun a written statement containing all material terms of such proposed disclosure and its reasons therefor, together with Jyra's request that Sun approve such disclosure within ten (10) days thereafter. Within said ten (10) days, Sun will complete such review as it deems appropriate of such written statement and notify Jyra in writing of whether Sun approves or disapproves Jyra's prospective disclosure. In the event that Sun disapproves Jyra's prospective disclosure, Sun shall contemporaneously state its reasons therefor with particularity in writing. Jyra shall not make such disclosures as may be disapproved by Sun in such manner, provided, however, that Sun shall not unreasonably withhold or delay its approval and shall give due weight in its consideration to both Jyra's and Sun's interests in the matter.

        In connection with a current offering of shares of Jyra's common stock, Jyra has prepared an Amendment to its Offering Memorandum which describes the material elements of the agreement with Sun, attached hereto as Appendix A. Sun acknowledges that the Amendment will be distributed to prospective investors in Jyra, and, to facilitate trading of Jyra's shares in the over-the-counter market in the United States, to the National Association of Securities Dealers, Standard & Poors Corporation Records, and a registered broker-dealer firm to enable it to fulfill its due diligence requirements. Jyra undertakes to mark the Amendment as "Private and Confidential" and to notify all recipients of the Amendment of its private and confidential nature.

        Anything contained herein to the contrary notwithstanding, under no circumstances shall Jyra disclose Java Source Code or Technology, as those terms are defined in the Technology
License, except as may be permitted pursuant to the Technology
License.
        If you are in agreement with the above, please sign and return the enclosed photocopy of this Letter Agreement on or before July 25, 1996, and this Letter Agreement will become our entire understanding.



               Very truly yours,







               JYRA RESEARCH INC.





               By:  /s/ Roderick Adams

                                                  Roderick Adams
               Secretary



READ AND AGREED:

SUN MICROSYSTEMS, INC.




 by: /s/ Lee Patch
      Lee Patch
      General Counsel

                 Appendix A


PRIVATE AND CONFIDENTIAL

             Amendment Number 1
           dated July 1, 1996 to

            OFFERING MEMORANDUM
              (June 19, 1996)

            JYRA RESEARCH INC.
             41 Thurloe Square
              London SW7 2RS
            Tel: 01 71 371 0702
            Fax: 01 71 371 5037




   $600,000 Minimum - $900,000 Maximum
Offering of Common Shares at $0.40 per Share


Offering of 1,500,000 shares (Minimum) to 2,250,000 shares
(Maximum) of capital stock, $0.001 per share par value
("Shares"), of Jyra Research Inc. ("Jyra" or the "Company") at a price of $0.40 per Share.

On June 29, 1996, the Company entered into a Technology
License and Distribution Agreement ("Agreement") with Sun Microsystems, Inc. ("Sun"). Under the Agreement, the Company was granted a worldwide non-exclusive license to develop and distribute products based upon Sun's eJavaOS technology (the "Java Technology"). The Agreement does not prohibit the Company from using technology which is competitive with Java Technology. Although Java Technology is a yet-untested work in progress, since Management expects Java Technology to be a suitable basis for the Company's initial products, Management intends to develop the Company's Probe and related products based in large part upon Java Technology.

Pursuant to the Agreement, the Company is required to meet three principal payment obligations to Sun, consisting of: upfront license fees; per unit royalties; and support and update fees, described as follows:

As an "upfront license fee," the Company is required to pay Sun $50,000 within thirty days of signing the Agreement for the first CPU architecture chosen by the Company. For each additional CPU architecture supported by Sun that may be chosen by the Company, the Company will be required to pay an additional "upfront license fee" of $50,000.

In addition, as "per unit royalties," for each of the first 5,000 products utilizing Java Technology to be sold by the Company, the Company will be required to pay Sun a royalty of $66 per unit; for each such product in excess of the first 5,000, the Company will be required to pay Sun a royalty of $20 per unit.

In addition, as "support and update fees," the Agreement requires the Company to pay Sun: $50,000 per year for the period during which the Company is paying "per unit royalties" of $66; and
 $300,000 per year for the period when the Company is paying
Sun "per unit royalties" of $20.

The Agreement is capable of ending either by expiration or termination. The Agreement is scheduled to expire at the end of its stated initial term of five (5) years, after which the Company may, at its option, elect to renew the Agreement for as many as five successive terms of one (1) year each. If the Agreement ends by expiration of any such term, then, after expiration, the Company may continue to sell its products incorporating Java Technology as such technology existed at the time of expiration, subject always to the Company's continuing obligation to pay "per unit royalties."

Alternatively, if the Agreement ends by termination (as distinguished from expiration), the Company would be required to cease selling any products incorporating Java Technology immediately, at which point the Company would very likely have no practical alternative but to rewrite its products based upon alternative technology. There can be no assurance that such alternative technology would prove equally suitable for the Company's products. It is possible for either party to terminate the Agreement on grounds of the other party's breach, or upon grounds stated in the Agreement. The Company also has the contractual right, at its option, to elect to terminate the Agreement for its convenience effective as early as the end of the second year of the initial term.